UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 7, 2004 (January 1, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On January 7, 2004, Wellsford Real Properties, Inc. (the “Company”) announced that David J. Neithercut has been elected to the Board of Directors effective January 1, 2004. Mr. Neithercut is the Executive Vice President – Corporate Strategy of Equity Residential (“EQR”) and since 1995 has served as EQR's Chief Financial Officer. His election to the Board of Directors was at the request of EQR.

During May 1997, the Company’s then parent company, Wellsford Residential Property Trust, merged with EQR and the Company was spun-off as a separate entity. In connection with that transaction, EQR was granted the right to appoint an individual to the Company’s Board of Directors subject to the Company’s approval. From May 1997 until his retirement from EQR in May 2003, Mr. Douglas Crocker II was EQR’s representative; Mr. Crocker will remain a Director of the Company. In December 2003, EQR notified the Company of their desire to have Mr. Neithercut elected to the Company’s Board of Directors. Mr. Neithercut will stand for re-election by the stockholders at the 2004 annual meeting.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press release issued January 7, 2004 reporting David Neithercut’s appointment to the Company’s Board of Directors and the repayment of the World Trade Center bonds.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi Vice President, Chief Accounting Officer

Date: January 7, 2004

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE 26TH FLOOR NEW YORK NY 10022
212-838-3400    FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WRP ANNOUNCES NEW DIRECTOR
AND
REPAYMENT OF WORLD TRADE CENTER BONDS

NEW YORK, January 7, 2004 – Wellsford Real Properties, Inc. (AMEX: “WRP”) announced that David J. Neithercut has been elected to the Board of Directors effective January 1, 2004. Mr. Neithercut is the Executive Vice President – Corporate Strategy of Equity Residential (NYSE: “EQR”) and since 1995 has served as EQR's Chief Financial Officer . His election to the Board of Directors was at the request of EQR.

During May 1997, WRP’s then parent company, Wellsford Residential Property Trust, merged with EQR and WRP was spun-off as a separate entity. In connection with that transaction, EQR was granted the right to appoint an individual to WRP’s Board of Directors subject to WRP’s approval. From May 1997 until his retirement from EQR in May 2003, Mr. Douglas Crocker II was EQR’s representative; Mr. Crocker will remain a Director of WRP. In December 2003, EQR notified WRP of their desire to have Mr. Neithercut elected to the WRP Board of Directors. Mr. Neithercut will stand for re-election by the stockholders at the 2004 annual meeting.

In addition to the merger, a subsidiary of EQR is the holder of $25 million of Convertible Trust Preferred Securities and 169,903 shares of class A-1 common stock of WRP. EQR has a 14.15% interest in Palomino Park, a WRP residential project in Denver, Colorado and provides credit enhancement for certain debt related to that project.

Mr. Jeffrey H. Lynford, Chairman of the Board, stated “I would like to welcome David to the WRP Board and look forward to working with him in the future. His knowledge and perspective will be an additional asset for our Board.”

Additionally, WRP announced that $24.8 million of World Trade Center bonds held by its debt joint venture were repaid in full.

This investment was acquired in August 2001 by Second Holding Company, LLC (“Second Holding”), a 51% owned joint venture in the Wellsford Capital strategic business unit. These bonds were part of the total bond offering of $563 million, which was used to finance the acquisition of the leasehold interests in towers 1 and 2 and in the office components of buildings 4 and 5 of the World Trade Center in New York City. Interest payments were received each month while the bonds were outstanding.

WRP is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

Second Holding was organized to purchase investment and non-investment grade rated real estate debt instruments and investment grade rated other asset-backed securities.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President, Chief Accounting Officer & Director of Investor Relations (212) 838-3400

4